U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                       -------------------

                      FORM 10-SB   \A 1
                       -------------------

          GENERAL FORM FOR REGISTRATION OF SECURITIES OF
                     SMALL BUSINESS ISSUERS
                     Under Section 12(g) of
               The Securities Exchange Act of 1934
                       -------------------

                        3PM HOLDING CORP.
                        -----------------
         (Name of Small Business Issuer in its charter)


             Colorado                             84-1284185
             --------                             ----------
  (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)             Identification No.)


     5650 Greenwood Plaza Blvd.
            Suite 216
        Englewood, Colorado                          80111
----------------------------------------            --------
(Address of principal executive offices)           (Zip code)

Issuer's telephone number: (303) 741-1118
                           --------------


Securities to be registered pursuant to Section 12(b) of the Act:
                             none

Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock
                          ------------
                        (Title of Class)









                    Page One of    Forty Pages
               Exhibit Index is Located at Page    39    .



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                       TABLE OF CONTENTS

                                                             Page
Part I

Item 1.   Description of Business . . . . . . . . . . . . .     3

Item 2.   Plan of Operation. . . . . . . . . . . . . . . . .    8

Item 3.   Description of Property. . . . . . . . . . . . . .   14

Item 4.   Security Ownership of Certain
          Beneficial Owners and Management . . . . . . .   15

Item 5.   Directors, Executive Officers, Promoters
          and Control Persons. . . . . . . . . . . . . . . .   15

Item 6.   Executive Compensation . . . . .  . . . . . .    20

Item 7.   Certain Relationships and
          Related Transactions.  . . . . . . . . . . . .   21

Item 8.   Description of Securities. . . . . . . . . . .   21

Part II
Item 1.   Market Price of and Dividends on Registrant's
          Common Equity and Other Shareholder
          Matters . . . . . . . . . . . . . .. . . . . .   23

Item 2.   Legal Proceedings. . . . . . . . . . . . . . .   25

Item 3.   Changes in and Disagreements with Accountants.   25

Item 4.   Recent Sales of Unregistered Securities. . . .   25

Item 5.   Indemnification of Directors and Officers. . .   26

Part F/S
          Financial Statements . . . . . . . . . . . . .   27

Part III
Item 1.   Index to Exhibits. . . . . . . . . . . . . . .   39

Item 2.   Description of Exhibits. . . . . . . . . . . .   39




                                                                2

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                               PART I

Item 1.  Description of Business

     3PM Holding Corp. (the "Company"), was incorporated on October 19, 1994 under the laws of the State of Colorado under the name 3PM, Inc., to engage in any lawful corporate undertaking. The Company has been in the developmental stage since inception and initially was engaged in the business of retail service and repair of electronic equipment under franchises. The Company acquired the rights to purchase five franchises, two of which were acquired and operated in the Denver Metropolitan area. In April 1996, the Company's Board of Directors elected to terminate the initial business plan, sold its repair franchises and rights thereto, and adopted a plan consistent with the plan outlined hereinbelow. The Company will seek out, investigate and possibly acquire an interest in business opportunities. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose, described below under "Item 2. Plan of Operation."

     The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities or undertake any offering of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein. Relevant thereto, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with the Company's legal counsel, Andrew I. Telsey, P.C., who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any

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sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established relevant herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

     The Company's business is subject to numerous risk factors, including the following:

     No Operating History or Revenue and Minimal Assets. The Company has had a limited operating history and no significant revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     Speculative Nature of Company's Proposed Operations. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

     Scarcity of and Competition for Business Opportunities and Combinations. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public
entities.   A large number of established and well-financed
entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

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     No Agreement for Business Combination or Other Transaction, No
Standards for Business Combination. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     Continued Management Control, Limited Time Availability. Management presently holds approximately 64% interest in the Company, which will assure adoption of any matter acceptable to management which requires majority approval by the Company's shareholders. While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of the Company. None of the Company's officers has entered into a written employment agreement with the Company and none is expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "Item 4. Security Ownership of Certain Beneficial Owners and Management."

     Conflicts of Interest - General.   Officers and directors of
the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest.

     Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     Lack of Market Research or Marketing Organization.   The
Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     Lack of Diversification. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     Regulation. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

     Probable Change in Control and  Management.   A business
combination involving the issuance of the Company's Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of one or more present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

     Reduction of Percentage Share Ownership Following Business
Combination.   The Company's primary plan of operation is based
upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     Disadvantages of Blank Check Offering. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     Requirement of Audited Financial Statements May Disqualify Business Opportunities. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

Item 2.  Plan of Operation

     The Company intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

     The Company has no full time employees. The Company's President and Secretary have agreed to allocate a portion of their time to the activities of the Company, without compensation. These officers anticipate that the business plan of the Company can be implemented by their devoting approximately 20 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "Item 5. Directors, Executive Officers, Promoters and Control Persons - Resumes."

     The Company's officers and directors may, in the future, become involved with other companies who have a business purpose similar to that of the Company. As a result, potential conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company has no preference as to which company will merger or acquire such target company, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

     The Articles of Incorporation of the Company provides that the Company shall possess and may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification. See "PART II - Item 5.
Indemnification of Directors and Officers."

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General Business Plan

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "PART F/S - Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the

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business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act") specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's officers and directors, or by the Company's shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company expect to meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     Management of the Company, while not especially experienced in matters relating to the new business of the Company, shall rely upon their own efforts as well as the efforts of the Company's legal counsel and, to a much lesser extent, the efforts of the Company's shareholders, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition

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candidate, as the Company has minimal cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

     It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein. Because the Company has no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company. However, the only opportunity which management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has agreed among themselves that the repayment of any loans made on behalf of the Company will not impede, or be made conditional in any manner, to consummation of a proposed transaction.

Acquisition of Opportunities

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any terms of sale of the shares presently held by officers and/or directors of the Company will be also afforded to all other shareholders of the Company on similar terms and conditions. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its

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transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

     While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

     As part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.
The manner in which the Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity and the relative negotiation strength of the Company and such other management.

     With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the

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Company's then shareholders.  In the event it is necessary to obtain the approval of the shareholders of the Company to lawfully consummate a business transaction, the effect will be to assure such approval where management supports such a business transaction because management presently controls sufficient shares of the Company to effectuate a positive vote on the proposed transaction.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company. If such transaction is voided, the agreement may also contain a provision providing for the acquisition entity to reimburse the Company for all costs associated with the proposed transaction.

   Forward Looking Statements

     This registration statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") concerning the Company's operations, economic performance and financial conditions, including, in particular, the likelihood of the Company's success in merging with an established privately held company or acquiring assets. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and

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contingencies, many of which are beyond the control of the Company and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize and unanticipated events will occur which will affect the Company's results. Consequently, actual results will vary from the statements contained herein and such variance may be material. Prospective investors should not place undue reliance on this information.

Year 2000 Disclosure

     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. As a result, many companies will be required to undertake major projects to address the Year 2000 issue. Because the Company has no assets, including any personal property such as computers, it is not anticipated that the Company will incur any negative impact as a result of this potential problem. However, it is possible that this issue may have an impact on the Company after the Company successfully consummates a merger or acquisition. Management intends to address this potential problem with any prospective merger or acquisition candidate. There can be no assurances that new management of the Company will be able to avoid a problem in this regard after a merger or acquisition is so consummated.

Competition

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Item 3.  Description of Property

     The Company has no properties and at this time has no agreements to acquire any properties. The Company intends to attempt to acquire assets or a business in exchange for its securities which assets or business is determined to be desirable for its objectives.

     The Company operates from its offices at 5650 Greenwood Plaza Blvd., Suite 216, Englewood, Colorado 80111. This space is provided to the Company on a rent free basis by the President of the Company and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a merger or acquisition. Management believes that this space will meet the Company's needs for the foreseeable future.

Item 4.  Security Ownership of Certain Beneficial Owners and
          Management

     The table below lists the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of such securities, as well as the securities of the Company beneficially owned by all directors and officers of the Company. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                    Name and            Amount and
                   Address of           Nature of
Title              Beneficial           Beneficial     Percent of
of Class              Owner               Owner           Class
________    _________________________   __________     __________

Common      Greg Simonds                 160,000         32%
            5650 Greenwood Plaza Blvd.
            Suite 216
            Englewood, CO 80111

Common      Greg Skufca                  160,000         32%
            5650 Greenwood Plaza Blvd.
            Suite 216
            Englewood, CO 80111

Common      All Officers and             320,000         64%
            Directors as a
            Group (2 persons)
------------------

     The balance of the Company's outstanding Common Shares are held by 8 persons.

Item 5.  Directors, Executive Officers, Promoters and Control
Persons.

         The directors and officers of the Company are as follows:

Name                       Age          Position
________________           ___          _________________________

Gregory J. Simonds          45          President, Director

Gregory W. Skufca           38          Secretary/Treasurer &
                                          Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There is no family relationship between any executive officer and director of the Company.

Resumes

     Gregory J. Simonds, is President and a director of the Company, positions he has held since the Company's inception. In addition to his positions with the Company, since June 1991, Mr. Simonds has been self-employed, acting as a consultant to various different companies, both public and private, as well as managing his own investment portfolio. Mr. Simonds is also President, Treasurer and a Director of Golden Chain Marketing, Inc., a privately held Colorado corporation in the development stage which intends to engage in the business of designing,
   manufacturing,     merchandising and wholesale distribution of
a full line of gold and silver products. Further, Mr. Simonds is also President and a director of Princeton Management Corporation, a Colorado corporation whose principal business is the same as that
of the Company.     In March 1990, Mr. Simonds, together with Mr.
Skufca, formed GS2 Partnership, a Colorado general partnership, for the purposes of providing funding to start-up and development stage
companies.      Mr. Simonds received a Bachelor of Science degree
from New England College, Henniker, New Hampshire in 1973. Mr. Simonds devotes only such time as necessary to the business of the Company, which time is not expected to exceed 20 hours per month.

     Gregory W. Skufca, is Secretary/Treasurer and a director of the Company, positions he has held since the Company's inception. In addition to his positions with the Company, since January 1989, Mr. Skufca is also the President of Financial Communications, Englewood, Colorado, a sole proprietorship engaged in assisting public and private investors, assisting in the obtaining and structuring of venture capital financing and public relations.
   In     addition, Mr. Skufca is also Vice President, Secretary
and a director of Golden Chain Marketing, Inc. Prior, from May 1987 through January 1989, Mr. Skufca served as a loan officer and consultant with Skufca-Meyer Financial Corp., Lakewood, Colorado, a small privately held lender specializing in residential mortgages
and corporate financing.     In March 1990, Mr. Skufca, together
with Mr. Simonds, formed GS2 Partnership, a Colorado general partnership, for the purposes of providing funding to start-up and
development stage companies.      Mr. Skufca obtained a Bachelor's
degree from the University of Colorado at Boulder in 1980. He devotes only such time as necessary to the business of the Company, which is not expected to exceed 20 hours per month.

Prior "Blank Check" Experience

     Mr. Skufca has formerly participated in the following "Blank
Check" offerings:

     From September 1987 through July 1988, Mr. Skufca served as
President and director of Marantha II, Inc. ("Marantha").     In
March 1988, Marantha closed its initial public offering of securities, wherein it raised the gross amount of $163,000 by selling Units a an offering price of $.01 per Unit, each Unit
consisting of 1 share of common stock and 2 warrants.      In July
1988, Marantha consummated a reverse merger with Equity Investors, Inc. ("Equity") wherein Marantha issued 90% of its common stock to the shareholders of Equity. Equity was engaged in the business of real estate investment, management and related services. After this acquisition, Mr. Skufca resigned his positions with Marantha, which also changed its name to Equity Financial Group, Inc. Equity Financial Group, Inc. ceased operations in 1990.

     In April 1988, Mr. Skufca accepted the appointment to the positions of President and a director of Parle International, Inc. ("Parle"). In October 1988, Parle successfully completed an initial public offering of its securities on a "blank check"
basis   , wherein the company raised an aggregate of $225,000 by
selling Units at an offering price of $10 per Unit, each Unit
consisting of 1,000 shares of common stock and 10 warrants.      In
December 1988, Parle acquired Vision Pictures, Inc., a Los Angeles, California based motion picture company. Mr. Skufca resigned as President of Parle simultaneous with the closing of this transaction and thereafter resigned as a director in 1989. Vision Pictures, Inc. changed its name to Independent Telemedia in 1990. Independent Telemedia trades on the NASDAQ under the symbol "INDE."


     Also in 1988, Mr. Skufca became the President and a director of Kiwi III, Ltd. ("Kiwi"), a "blank check" company. Kiwi
conducted an initial public offering of its securities    which
closed in December 1988. In this offering, the company raised an aggregate of $150,000 by selling Units at an offering price of $10 per Unit, each Unit consisting of 1,000 common shares and 10
warrants.  In     October 1989, acquired Beat the House
Enterprises, Inc., Las Vegas, Nevada, a manufacturer of gaming devices. Simultaneous with the closing of this transaction, Mr. Skufca resigned his positions with Kiwi. In 1994, Kiwi changed its business operations to the oil and gas industry and also changed its name to Petro Union. Petro Union trades on the NASDAQ under the symbol "PTRUQ."

     Mr. Skufca also served as President and a director of Focus V, Inc. ("Focus"). Focus undertook an initial public offering of its securities in February 1989, raising an aggregate of $175,000 by selling Units at an offering price of $10 per Unit, each Unit consisting of 1,000 common shares and 10 warrants. Thereafter , in

December 1989,    Focus     acquired Work Recovery Centers, Inc.
("WRCI"), a Tucson, Arizona based manufacturer and distributor of computerized work stations and assessment centers for the workman rehabilitation industry. Mr. Skufca resigned his positions with Focus upon the closing of the transaction with WRCI. WRCI trades on the OTC Bulletin Board.

     In October 1989, Mr. Skufca became President of Plantation
Capital Corp. ("PCC") which    closed     an initial public
offering of its securities    in November 1989, raising $150,000 by
selling Units at an offering price of $10 per Unit, each Unit consisting of 1,000 common shares and 10 warrants. Thereafter,
in December 1990,    PCC     acquired Rehabnet, Inc.  Mr. Skufca
resigned his positions with Plantation upon the closing of the transaction with Rehabnet. In May 1994, Rehabnet was acquired by Work Recovery Centers, Inc. in a share-for-share exchange. In July 1994, Rehabnet acquired Forestry International. Forestry International trades on the Bulletin Board under the symbol "FYNI."


     In July 1994, Mr. Skufca became President of Knight Natural
Gas, Inc. ("Knight")     Knight filed a registration statement with
the SEC on Form 10-SB, which became effective in July 1996.      In
August 1996, Knight acquired Kalan Gold Corp., a gold exploration company which trades on the OTC Bulletin Board under the symbol
"KNGC."          Upon consummation of the transaction with Kalan
Gold Corp., Mr. Skufca resigned his position with Knight.

     Mr. Skufca was also President and a director of HA Spinnaker, Inc., a Colorado corporation ("Spinnaker"), whose principal business was consistent with the business of the Company described
herein.     Effective October 29, 1997,     Spinnaker
executed a Plan of Reorganization with Zaba International, Inc., a
Nevada corporation    proposed to engage     in the business of
manufacturing tillage and seeding agricultural equipment, street sweepers and what current management views as a new asphalt surface
pothole patcher.             As a  material term of this
transaction, Spinnaker amended its Articles of Incorporation, changing its name to Zaba International, Inc. As of the date of this registration statement, this company is in the process of filing an application to trade its common stock on the OTC Bulletin
Board.      There are no assurances that    this company's
application to trade its securities will be approved.

     In addition, Mr. Simonds is also President and a director of Princeton Management Corporation, a Colorado corporation ("Princeton") whose principal business is consistent with the
business of the Company as outlined hereinabove.     Princeton
filed a registration statement with the SEC on Form 10-SB, which
became effective in March 1997.      As of the date of this
registration statement, Princeton is in the process of reviewing potential merger or acquisition candidates, but no definitive agreement has been reached with any third party relevant thereto.

Conflicts of Interest

     Members of the Company's management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs.

     The officers and directors of the Company are now and may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

     Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences. The Company's Board of Directors unanimously approved a resolution stating that it is the Company's desire to be exempt from the Investment Company Act of 1940 via Regulation 3a-2 thereto.

Item 6.  Executive Compensation.

     None of the Company's officers and/or directors receive any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past.
They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available.
The amount of such finder's fee cannot be determined as of the date of this registration statement, but such compensation will be negotiated on an "arm's length" basis between the respective parties. Any such arrangement is expected to be comparable to consideration normally paid in like transactions, in that the total compensation is not expected to exceed 10% of the value of such transaction. No member of management of the Company will receive any finder's fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

     In August 1996, the shareholders approved the adoption of a Stock Plan pursuant to Rule 701 promulgated under the Securities Act of 1933 for the benefit of its officers, directors and employees. As of the date of this registration statement, no shares have been issued under the plan.

Item 7.  Certain Relationships and Related Transactions.

        In December 1995, GS2 Partnership, a Colorado general partnership in which Messrs. Simonds and Skufca are the general partners, loaned the Company the principal amounts of $69,510. GS2 Partnership was formed in 1990 to provide both start-up and development stage companies with capital to implement their business plans. The loan is unsecured, accrues interest at the rate of 6% per annum and is due upon demand. This loan related to the business activities of the Company described in Part I, Item 1, prior to the adoption of the Company's present business plan described herein above.

     However, it is the intention of Messrs. Simonds and Skufca to forgive this indebtedness if necessary in order to effectuate a merger or acquisition which the Company's Board of Directors believes to be in the best interests of the Company and its shareholders. See "Item 2, General Business Plan."

     There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

Item 8. Description of Securities.

     The Company's authorized capital stock consists of 120,000,000 shares, of which 20,000,000 shares are Preferred Shares, par value $0.01 per share, and 100,000,000 are Common Shares, par value $0.0001 per share. There are 500,000 Common Shares issued and outstanding as of the date of this filing. There are no preferred shares issued or outstanding.

     Common Stock. All shares of Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

     Preferred Shares. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred Stock shall have preemptive rights. The Company has no shares of Preferred Stock outstanding, and the Board of Directors does not plan to issue any shares of Preferred Stock for the foreseeable future, unless the issuance thereof shall be in the best interests of the Company. This may include issuance of Preferred Stock to deter or delay a takeover that the Company's management opposes, or as part of the structure of a proposed merger or acquisition as a mechanism to means of providing control over the Company to the parties to whom such shares were issued.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Relevant thereto, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the

Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with the Company's legal counsel, Andrew I. Telsey, P.C., who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established relevant herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

                   PART II

Item 1.  Market Price of and Dividends on Registrant's Common
Equity and Other Shareholder Matters.

     There is no trading market for the Company's Common Stock at present and there has been no trading market to date. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has consummated a merger or acquisition. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     a. Market Price. The Company's Common Stock is not quoted at the present time.

     The Securities and Exchange Commission has adopted a Rule which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination, and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in total assets, a $200,000 market value of its publicly traded securities and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price it will remain eligible for continued inclusion on NASDAQ if the market value of its publicly traded securities is at least $1,000,000 and the Company has $2,000,000 in capital and surplus.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     b. Holders. There are twelve (10) holders of the Company's Common Stock. In October 1994, the Company issued 50,000 shares of its Common Shares to its initial shareholders for cash consideration of $500.00 ($.01 per share) and, subsequently, in September 1997, the Company undertook a forward split of its issued and outstanding common stock, whereby ten (10) shares were issued in exchange for each share then issued and outstanding. All of the issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

     As of the date of this registration statement, all of the shares of the Company's Common Stock are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one year holding period, under certain circumstances, may sell within any three month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

     c. Dividends. The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Item 2.  Legal Proceedings.

     There is no litigation pending or threatened by or against the Company.

Item 3. Changes in and Disagreements With Accountants.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of said accountants.

Item 4. Recent Sales of Unregistered Securities.

     The Company has not issued any of its securities since October 1994. All of the shares of Common Stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or
otherwise, pursuant to the Act.     See "PART II, Item 1(b)."

     As of the date of this report, all of the issued and outstanding shares of the Company's Common Stock are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. However, all of the shareholders of the Company have executed and delivered a "lock-up" letter agreement which provides that each such shareholder shall not sell their respective securities until such time as the Company has successfully consummated a merger or acquisition. Further, each shareholder has placed their respective stock certificate with the Company's legal counsel, Andrew I. Telsey, P.C., who has agreed not to release any of the certificates until the Company has closed a merger or acquisition. Any liquidation by the current shareholders after the release from the

"lock-up" selling limitation period may have a depressive effect upon the trading prices of the Company's securities in any future market which may develop.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Item 5. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation, as amended, incorporate the provisions of the Colorado Business Corporation Act providing for the indemnification of officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or contemplated suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith and in the best interests of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence, including gross negligence in the performance of their duties to the Company, Colorado law provides for indemnification only to the extent that the court in which the action or suit is brought determines that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable.

                          PART F/S

Financial Statements.

     The following financial statements are attached to this report
and filed as a part thereof.  See page    28    .

     1)  Table of Contents - Financial Statements
     2)  Independent Auditor's Report
     3)  Balance Sheet
     4)  Statement of Operations
     5)  Statement of Changes in Shareholders' Equity
     6)  Statement of Cash Flows
     7)  Notes to Financial Statements

                              3PM HOLDING CORP.


                        AUDITED FINANCIAL STATEMENTS

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                   3PM, INC.


                               TABLE OF CONTENTS

                                                                          Page

Independent Auditors' Report                                                 1

Balance Sheet                                                                2

Statement of Operations                                                      3

Statement of Changes in Stockholders' Equity                                 4

Statement of Cash Flows                                                      5

Notes to Financial Statements                                              6-9

                         Kish, Leake & Associates P.C.
                          Certified Public Accountants
J.D.Kish, C.P.A., M.B.A.                      7901 E Belleview Ave - Suite 220
James D. Leake, C.P.A., M.T.                         Englewood, Colorado 80111
  ---------------------                               Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                              Facsimile (303) 779-5724


                      Independent Auditors' Report


Board of Directors
3PM Holding Corp.

We have audited the accompanying balance sheet of 3PM Holding Corp., as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the fiscal years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3PM Holding Corp., as of December 31, 1996, and the results of its operations and its cash flows for the fiscal years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The deficiency in working capital as of December 31, 1996 and the Company's operating loss since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in
Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

s/Kish, Leake & Associates, P.C.

Kish, Leake & Associates, P.C.
Certified Public Accountants
Englewood, Colorado
October 10, 1997

3PM Holding Corp.
Balance Sheet
------------------------------------------------------------------------------
                                                        Audited    Unaudited
                                                        December   September
                                                        31, 1996    30, 1997
                                                        --------    --------
ASSETS

Current Assets:

   Cash                                                 $  4,787    $  2,100
                                                        --------    --------
TOTAL ASSETS                                               4,787       2,100

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Current Liabilities:

   Accounts Payable Trade                                  4,391           0
   Notes Payable Related Party                            67,510      69,510
   Accrued Interest Payable                                6,661       6,661
                                                        --------    --------

Total Current Liabilities                                 78,562      76,171
                                                        --------    --------

TOTAL LIABILITIES                                         78,562      76,171
                                                        --------    --------
SHAREHOLDERS' EQUITY

 Preferred Stock, Par Value $.01;
  Authorized 20,000,000 Shares 12/31/96 and 9/30/97;
  Issued and Outstanding 0 Shares 12/31/96 and 9/30/97.        0           0

 Common Stock
  Authorized:  100,000 Shares 12/31/96 $.001 Par Value,
  100,000,000 Shares 9/30/97 $.0001 Par Value.
  Issued and Outstanding 50,000 Shares 12/31/96,
  500,000 Shares 9/30/97.                                     50          50

 Additional Paid In Capital                               59,950      59,950

 Retained Deficit                                       (133,775)   (134,071)
                                                        --------    --------

TOTAL SHAREHOLDERS' EQUITY                               (73,775)    (74,071)
                                                        --------    --------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                    $  4,787    $  2,100
                                                        ========    ========

          The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      -2-

3PM Holding Corp.
Statement Of Operations
------------------------------------------------------------------------------
                                                                   Unaudited
                                                                   Nine Month
                                            Audited     Audited     Interim
                                           Year Ended  Year Ended Period Ended
                                            December    December    September
                                            31, 1995    31, 1996    30, 1997
                                            --------    --------    --------
REVENUE:                                    $      0    $      0    $      0

EXPENSES:

   Bank Charges                                    0         434           8
   Professional Fees                               0       6,085         288

Total                                              0       6,519         296
                                            --------    --------    --------
Net Income From Operations                         0      (6,519)       (296)
                                            --------    --------    --------

Other Income ( Expense):

   Interest Income                                 0         527           0
   Interest Expense                           (2,611)     (4,232)          0
                                            --------    --------    --------
Total Other Income (Expense)                  (2,611)     (3,705)          0
                                            --------    --------    --------

Net Income (Loss) Before Taxes               ($2,611)   ($10,224)      ($296)
                                            ========    ========    ========

Income Tax                                         0           0           0
                                            --------    --------    --------
Net Income (Loss) Before
 Discontinued Operations                     ($2,611)   ($10,224)      ($296)
                                            ========    ========    ========
Discontinued operations:
 Loss from operations of VCR
  Doctor Franchises                          (64,115)     (7,117)          0
 Loss on disposal of VCR Doctor,
  including operating loss of $5,633
  and loss on disposal of $29,863                  0     (35,496)          0
                                            --------    --------    --------

Net Income (Loss)                           ($66,726)   ($52,837)      ($296)
                                            ========    ========    ========


Net Income Per Common Share                   ($0.13)     ($0.11)     ($0.00)
                                            ========    ========    ========

Common Shares Outstanding                    500,000     500,000     500,000
                                            ========    ========    ========

          The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      -3-

3PM Holding Corp.
Statement Of Shareholders' Equity
------------------------------------------------------------------------------
                                     Number Of           Additional
                                       Common    Common   Paid-In   Retained
                                     Shares **   Stock    Capital   Earnings   Total
                                      --------  --------  --------  --------  --------
Balance At December 31, 1994           500,000  $     50  $ 59,950 ($ 14,212) $ 45,788

Net Loss December 31, 1995                                           (66,726)  (66,726)
                                      --------  --------  --------  --------  --------
Balance At December 31, 1995           500,000        50    59,950   (80,938)  (20,938)

Net Loss December 31, 1996                                           (52,837)  (52,837)
                                      --------  --------  --------  --------  --------
Balance At December 31, 1996           500,000        50    59,950  (133,775)  (73,775)

Unaudited Net Loss September 30, 1997                                   (296)     (296)
                                      --------  --------  --------  --------  --------

Unaudited Balance At
 September 30, 1997                    500,000  $     50  $ 59,950 ($134,071) ($74,071)
                                      ========  ========  ========  ========  ========




         **  Reflects 10 for 1 Stock Split.




























          The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      -4-

3PM Holding Corp.
Statement Of Cash Flows
------------------------------------------------------------------------------
                                                                    Unaudited
                                                                    Nine Month
                                              Audited    Audited     Interim
                                            Year Ended  Year Ended Period Ended
                                             December    December    September
                                             31, 1995    31, 1996    30, 1997
                                             --------    --------    --------
Net Income (Loss)                            ($66,726)   ($52,837)   ($   296)
                                             --------    --------    --------
Items Not Affecting Cash Flow:

Depreciation & Amortization                     4,170       1,217           0
Impaired Asset                                 14,625           0           0
                                             --------    --------    --------
Total                                         (47,931)    (51,620)       (296)

(Increase) Decrease In Prepaid Expenses             0         450           0
(Increase) Decrease In Deposits                     0       1,450           0
Increase (Decrease) In Accounts
 Payable Trade                                 (2,447)        604      (4,391)
Increase (Decrease) In Other
 Accrued Expenses                               2,611       4,051           0
Increase (Decrease) In Payable to Bank          3,646      (3,646)          0
Loss on sale of Franchise                           0         375           0
                                             --------    --------    --------
Net Cash Flows Provided From Operations       (44,121)    (48,336)     (4,687)
                                             --------    --------    --------
Cash Flows From Investing Activities:

(Purchase) Sale of Signs                       (2,595)      1,980           0
(Purchase) Sale of Equipment                        0       2,576           0
Sale of Franchise                                   0      25,000           0
                                             --------    --------    --------
Net Cash Flows Provided From
 Investing Activities                          (2,595)     29,556           0
                                             --------    --------    --------
Cash Flows From Financing Activities:

Advances Received From  Shareholder            43,510      24,000       2,000
Issuance of Stock                                   0           0           0
                                             --------    --------    --------
Net Cash Flows Provided From
 Financing Activities                          43,510      24,000       2,000
                                             --------    --------    --------

Net Increase In Cash                           (3,206)      5,220      (2,687)
Cash At Beginning Of Period                     2,773        (433)      4,787
                                             --------    --------    --------

Cash At End Of Period                            (433)      4,787       2,100
                                             ========    ========    ========

Summary Of Non-Cash Investing And Financing Activities:                    $0

          The Accompanying Notes Are An Integral Part Of These Financial Statements.

                                      -5-

3PM Holding Corp.
Notes to Financial Statements
December 31, 1996 and 1995


Note 1 - Organization and Summary of Significant Accounting Policies

Organization

On October 19, 1994, 3PM Holding Corp. (The Company), was incorporated under the laws of Colorado. The Company's primary purpose is any lawful business or activity.

The Company purchased three VCR Doctor franchises whose primary purpose is the operation of retail VCR repair stores. In April 1996, company management sold the VCR Doctor franchise and the related assets. The sale agreement was completed in May 1996 with a down payment and 48 monthly payments, however, the note was defaulted on and written off.

Losses applicable to the discontinued franchise operations segment were $7,117 and $64,115 for the years ended December 31, 1996 and 1995 respectively. The Company sold all of the assets of the franchise operations segment for $25,000 in the form of a note. There were no assets or liabilities from the franchise operations remaining after the sale.

Property and Equipment

Furniture and equipment are stated at cost and are depreciated over their estimated economic lives. Depreciation is computed using the straight-line method.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

Cash paid for interest in 1996 and 1995 was -0-.

Cash paid for income taxes in 1996 and 1995 was -0-.

There were no non-cash transactions.

Net Income (Loss) Per Common Stock

The net income (loss) per common share is computed by dividing the net income
(loss) for the period by the weighted average number of shares outstanding at December 31, 1996 and 1995.

3PM Holding Corp.
Notes to Financial Statements
December 31, 1996 and 1995


Revenue Recognition

Revenue is recognized when repairs on the VCRs are complete.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.


Note 2 - Notes Payable

The Company maintains a $5,000 line of credit. The amount outstanding under this line at December 31, 1996 was $-0- bearing a 10.75% annual interest rate.

Shareholders of the Company made unsecured demand loans to the Company bearing simple interest at 6% annually. The notes, principle and interest, are due December 31, 1997.


Note 3 - Rent Leases

The Company leased two retail spaces for repairs of VCRs. Both operating leases expire December 31, 1997, however the franchises were sold in April 1996 and the lease agreements were settled.


Note 4 - Related Party Events

Shareholders in the Company loaned money to the Company at various times during the year.


Note 5 - Income Taxes

At December 31, 1996, the Company had a net operating loss carryforward available for financial statement and Federal income tax purposes of approximately $56,683 which, if not used, will expire in varying amounts during the years 2010 to 2011.

3PM Holding Corp.
Notes to Financial Statements
December 31, 1996 and 1995


Note 5 - Income Taxes (cont.)

The Company follows Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (SFAS #109), which requires, among other things, an asset and liability approach to calculating deferred income taxes. As of December 31, 1996, the Company has a deferred tax asset of $11,337 primarily for its net operating loss carryforward which has been fully reserved through a valuation allowance. The change in the valuation allowance for 1996 is $2,920.


Note 6 - Subsequent Events

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception through December 31, 1996. It has not established revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company is seeking a merger/acquisition candidate.

The Company intends to file a Form 10SB with the SEC in 1997.

On September 15, 1997 the shareholders of the Company adopted a 1 for 10 stock split.


Note 7 - Impaired Asset

As of December 31, 1996 the Company had an impaired asset of $14,625 (net of $375 amortization). This was an initial franchise fee for a VCR Doctor retail store which never commenced operations.

3PM Holding Corp.
Notes to Financial Statements
December 31, 1996 and 1995


Note 8 - Capital Stock

The Company initially authorized 100,000 shares of $.001 par value common stock.

In September 1996 the Company amended and restates its Articles of Incorporation. The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 of which 20,000,000 shall be Preferred Shares, $.01 par value per share and 100,000,000 shall be Common Shares, $.0001 par value per share. There have been no dividends paid.


Note 9 - New Accounting Pronouncements

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. See note 7. SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) issued by the FASB is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods and services from nonemployees in exchange for equity instruments. The Company will not adopt this accounting policy for stock based compensation but will provide the required financial statement disclosures. At this time there are no options outstanding that would cause an impact on the Company's financial position and results of operations.


Note 10 - Unaudited Information

The information furnished herein was taken from the books and records of the Company without audit. The Company believes, however, that it has made all adjustments necessary to reflect properly the results of operations for the interim periods presented. The adjustments consist only of normal reoccurring accruals. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ended December 31, 1997.

                                  PART III

Item 1.  Exhibit Index

No.                                                    Sequential
                                                        Page No.
---                                                     --------

     (3)  Articles of Incorporation and Bylaws.

3.1       Articles of Incorporation and Amendment
          to Articles of Incorporation                      *

3.2       Bylaws                                            *

     (4)  Instruments Defining the Rights of Holders

4.1       Form of Lock-up Agreement by the
          Company's Shareholders                            *

     (27) Financial Data Schedule

27.1      Financial Data Schedule                           *



---------------------



   * Previously Filed

                          SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this
   amendment to its     registration statement to be signed on its
behalf by the undersigned, thereunto duly authorized.

                              3PM HOLDING CORP.
                              (Registrant)

                              Date:     January 12, 1998


                              By:/s/ Greg Simonds
                                 --------------------------------
                                 Greg Simonds,
                                 President